SUSAN HARDWICK ELECTED TO THE BOARD OF DIRECTORS
OF NEW JERSEY RESOURCES

WALL, NJ, August 17, 2020 – The board of directors of New Jersey Resources (NYSE: NJR) today announced the unanimous election of Susan Hardwick to the board. Ms. Hardwick currently serves as executive vice president and chief financial officer (CFO) of American Water, the largest publicly traded water and wastewater utility company in the United States.

“Susan Hardwick is an accomplished leader with extensive industry and financial expertise, as well as deep knowledge of environmental, sustainability and governance issues that are a priority for our business and critical to our long-term success,” said Steve Westhoven, president and CEO of New Jersey Resources. “She is a welcome addition to our board of directors.”

“New Jersey Resources’ diverse and experienced board becomes even stronger with the addition of Susan Hardwick and her thoughtful, independent oversight,” said Donald Correll, chairman of the board of NJR. “Along with her wealth of experience from her years in the utility and financial sectors, Susan also brings with her an important perspective rooted in public service and commitment to our communities.”

As executive vice president and CFO at American Water, Ms. Hardwick is responsible for the development and execution of business and financial strategy for the company’s regulated utility and market-based businesses. She also oversees all accounting and finance functions, including treasury, external reporting, budgeting and financial modeling, enterprise risk management, investor relations as well as customer operations and regulatory services.

Prior to joining American Water, she served as executive vice president and CFO at Vectren Corporation. As a member of the executive leadership team, she led the development and execution of business and financial strategy for the energy holding company and its regulated utility and nonutility subsidiaries.

Ms. Hardwick earned a bachelor of science degree in accounting from Indiana University. She is a certified public accountant, a member of the American Institute of CPAs, and has held numerous leadership and committee roles with the American Gas Association and the Edison Electric Institute.

She has also served in leadership positions on numerous community-based organizations, including the Board of Family Promise, Inc., the Philadelphia Chamber of Commerce, St. Vincent Evansville Medical Center, Fifth Third Bank and the Evansville Museum of Arts. She was also appointed by the governor of Indiana to the state’s Arts Commission, where she served two terms.

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SUSAN HARDWICK ELECTED TO THE BOARD OF DIRECTORS OF
NEW JERSEY RESOURCES

About New Jersey Resources
New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

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New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	NJR Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of nearly 350 megawatts, providing residential and commercial customers with low-carbon solutions.
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NJR Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

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NJR Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River Energy Center and the Adelphia Gateway Pipeline Project, as well as our 50 percent equity ownership in the Steckman Ridge natural gas storage facility, and our 20 percent equity interest in the PennEast Pipeline Project.

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NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,100 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®. For more information about NJR: www.njresources.com.

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